Exhibit 2

CUSIP: 14064F100

LOCK-UP AGREEMENT

March 1, 2021

Capitol Investment Corp. V

1300 17th Street North, Suite 820

Arlington, VA 22209

Doma Holdings, Inc.

101 Mission Street

Suite 740

San Francisco, California 94105

Ladies and Gentlemen:

The undersigned understands that Capitol Investment Corp. V, a Delaware corporation (“Acquiror”), Capitol V Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Acquiror (“Merger Sub”), and Doma Holdings, Inc., a Delaware corporation f/k/a States Title Holding, Inc. (the “Company”), have entered into that certain Agreement and Plan of Merger, dated as of March 2, 2021 (the “Merger Agreement”) pursuant to which the Company will merge with and into Merger Sub and become a wholly-owned subsidiary of Acquiror (the “Merger”). Acquiror is referred to herein as “PubCo” from and after the Closing Date (as defined below).

In connection with the Merger Agreement, and pursuant to that certain Voting and Support Agreement, dated as of March 2, 2021, entered into by the undersigned with Acquiror and the Company, the undersigned hereby agrees that the undersigned shall not Transfer (as defined below) any of the following during the Lockup Period (as defined below) without the prior written consent of PubCo’s Board of Directors (the “Board of Directors”) (subject to the determination of the Board of Directors in its sole discretion at any time): (i) shares of common stock of PubCo, par value $0.0001 per share (the “Common Stock”), issued to the undersigned as consideration pursuant to the Merger (including, for the avoidance of doubt, any Earnout Shares (as defined in the Merger Agreement) issued during the Lockup Period; (ii) PubCo Equity Awards (as defined below); (iii) PubCo Replacement Warrants (as defined below) or (iv) shares of Common Stock underlying the PubCo Equity Awards and PubCo Replacement Warrants (all such securities described in clauses (i) through (iv), the “Lockup Securities”).

Notwithstanding the foregoing, the undersigned may Transfer Lockup Securities:

(i)	by will, other testamentary document or intestacy;

(ii)	as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes;

(iii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(iv)

to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(v)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned;

(vi)	to a nominee or custodian of any person or entity to whom a Transfer would be permissible under clauses (i) through (v) above;

(vii)	in the case of an individual, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or related court order;

(viii)	from an employee or a director of, or a service provider to, PubCo or any of its subsidiaries to PubCo upon the death, disability or termination of employment, in each case, of such person;

(ix)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors and made to all holders of shares of PubCo’s capital stock involving a Change of Control (as defined below) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lockup Securities shall remain subject to this agreement; or

(x)

to PubCo in connection with the exercise or vesting of any PubCo Equity Awards or PubCo Replacement Warrants (including by way of “net” or “cashless” exercise), including for the payment of the related exercise price and for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of such exercise or vesting;

provided that: (x) any shares received upon any exercise or settlement of PubCo Equity Awards will remain subject to this agreement; (y) in the case of any Transfer of Lockup Securities pursuant to clauses (i) through (vii), (1) such Transfer shall not involve a disposition for value; (2) the Lockup Securities shall remain subject to this agreement; (3) any required public report or filing (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall disclose the nature of such Transfer and that the Lockup Securities remain subject to this agreement; and (4) there shall be no voluntary public disclosure or other announcement of such Transfer.

In addition, the undersigned may enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Lockup Period so long as no Transfers are effected under such trading plan prior to the expiration of the Lockup Period.

For purposes of this agreement:

“Change of Control” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of PubCo’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of PubCo.

“Closing Date” shall have the meaning assigned thereto in the Merger Agreement.

“immediate family” means any relationship by blood, current or former marriage or adoption, not more remote than first cousin;

“Lockup Period” means the period beginning on the Closing Date and ending at 11:59 pm Eastern Time on the date that is 180 days after the Closing Date.

“PubCo Equity Awards” means stock options or other equity awards in respect of shares of PubCo outstanding as of immediately following the closing of the Merger, including, without limitation, any Converted Options (as defined in the Merger Agreement) and Exchange Restricted Shares (as defined in the Merger Agreement).

“PubCo Replacement Warrants” means warrants to purchase shares of PubCo outstanding as of immediately following the closing of the Merger.

“Transfer” means any direct or indirect (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, lending, or other transfer or disposition of any Lockup Securities, (ii) entry into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lockup Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) any voluntary public disclosure of any action contemplated in the foregoing clauses (i) and (ii).

In addition, the undersigned agrees that, without the prior written consent of the Board of Directors of PubCo, it will not, during the Lockup Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with PubCo’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall become effective as of the date hereof and shall automatically terminate (without the requirement of any action by any party hereto) and be of no further force or effect upon the earliest to occur of (a) the expiration of the Lockup Period, (b) the date on which the Merger Agreement is terminated in accordance with its terms prior to the effective time of the Merger and (c) the mutual written agreement of Capitol, the Company and the undersigned. Nothing in this paragraph shall relieve the undersigned from liability for any intentional breach of this agreement by the undersigned prior to the termination of this agreement.

This agreement may be signed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:		Lennar Title Group LLC f/k/a CalAtlantic Title Group, LLC
	(duly authorized signature)	(please print complete name of entity)

Name:
(please print full name)

By:
(duly authorized signature)

		Name:	Cristina Pardo
(please print full name)

		Title:	President
(please print full title)

Address:		Address:
730 Northwest 107th Avenue, Suite 400

Miami, FL 33172

E-mail:		E-mail:	Cristina.Pardo@lennartitle.com

[Signature Page to Lock-up Agreement]

5